LMP Variable Income Trust
LMP Variable Adjustable Rate Portfolio (N4Y8)

Item 77C

Registrant incorporates by reference Registrant's
Global Proxy dated 10/6/06, filed on 10/6/06.
SEC Accession No. (0001193125-06-203842)